                                                                       Exhibit 1

                             UNDERWRITING AGREEMENT


COOPERATIVE HOLDINGS, INC.
(a Delaware corporation)

[______________] Shares of Common Stock

(Par Value $.01 Per Share)


                                                                       [ ], 2000

PENNSYLVANIA MERCHANT GROUP
ROTH CAPITAL PARTNERS, INC.
as Representatives of the several Underwriters named in Schedule A attached hereto


c/o Pennsylvania Merchant Group
Four Falls Corporate Center
West Conshohocken, Pennsylvania  19428

Ladies and Gentlemen:

         Cooperative Holdings, Inc, a Delaware corporation (the "Company"), and the stockholder listed in Schedule B hereto (the "Selling Stockholder"), confirm their respective agreements with Pennsylvania Merchant Group ("PMG"), Roth Capital Partners, Inc. and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom PMG and Roth Capital Partners, Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to (i) the issue and sale by the Company and the Selling Stockholder, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.0l per share, of the Company ("Common Stock") set forth in Schedules A and B hereto and (ii) the grant by the Company to the Underwriters of the option described in Section 2(b) hereof to purchase all or any part of additional shares of Common Stock to cover over-allotments, if any. The aforesaid shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

         The Company and the Selling Stockholder understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333- ) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated _______, 2000 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         SECTION 1. Representation and Warranties.

                  (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

                           (i) Compliance with Registration Requirements. Each
of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

         At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, any preliminary prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and such preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities. Neither the Prospectus, any preliminary prospectus, nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus, any preliminary prospectus, or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through PMG expressly for use in the Registration Statement or Prospectus.

         Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                           (ii) Independent Accountants. The accountants who
certified the financial statement and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                           (iii) Financial Statements. The financial statements
included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus. All financial statements required to be included in the Registration Statement and the Prospectus pursuant to the 1933 Act, the 1933 Act Regulations and Regulation S-X have been included in the Registration Statement and the Prospectus.

                           (iv) No Material Adverse Change in Business. Since
the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                           (v) Good Standing of the Company. The Company has
been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                           (vi) Subsidiaries.

                                    (A) Each subsidiary of the Company and other
entity in which the Company owns a controlling interest (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation, or a limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation or entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                                    (B) All of the issued and outstanding
capital stock or membership interests, as the case may be, of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or membership interests, as the case may be, of any Subsidiary was issued in violation of any preemptive or other rights of any securityholder of such Subsidiary.

                                    (C) Other than the entities listed on
Exhibit 21 to the Registration Statement, the Company does not own an equity interest in any other entity.

                           (vii) Capitalization. The authorized, issued and
outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Stockholder, have been duly authorized and validly issued and are fully paid and nonassessable; none of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Stockholder, was issued in violation of any preemptive or other right of any securityholder of the Company.

                           (viii) Authorization.

                                    (A) This Agreement has been duly authorized,
executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

                                    (B) The Plan of Reorganization and Exchange
Agreement dated as of March 20, 2000 (the "Plan of Reorganization and Exchange Agreement") between the Company, Cooperative Communications, Inc. ("CCI") and the stockholders and optionholders of CCI and the Contribution Agreement dated as of March 20, 2000 (the "Contribution Agreement") between the Company and each of the members of Eastern Computer Services, LLC ("ECS") were each duly authorized, executed and delivered by the Company and each of the other parties thereto and each constitutes the valid and binding agreement of the Company and the other parties thereto enforceable against the Company and the other parties thereto in accordance with their respective terms.

                                    (C) As a result of the Plan of
Reorganization and Exchange Agreement and the Contribution Agreement, the Company owns all of the outstanding equity interests of CCI and ECS free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind.

                           (ix) Authorization and Description of Securities. The
Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable, the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to any preemptive or other right of any securityholder of the Company.

                           (x) Absence of Defaults and Conflicts. Neither the
Company nor any of its Subsidiaries is (a) in violation of its charter or by-laws or (b) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject (collectively, "Agreements and Instruments") except, in the case of clause (b), for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and in the Plan of Reorganization and Exchange Agreement and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or, without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, the Agreements and Instruments, nor will such action result in any violation of the provisions of the charter, by-laws or other organization documents of the Company or any of its Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

                           (xi) Absence of Labor Disputes. No labor dispute with
the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its Subsidiaries' principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with all applicable federal, state and local laws relating to the payment of wages to employees (including, without limitation, the Fair Labor Standards Act, as amended).

                           (xii) Absence of Proceedings. There is no action,
suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder or which questions the validity of the Plan of Reorganization and Exchange Agreement or the Contribution Agreement or any actions taken or to be taken pursuant thereto; the aggregate of all pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                           (xiii) Accuracy of Exhibits. There are no contracts
or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

                           (xiv) Possession of Intellectual Property. The
Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, logos, characters, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect. All of the agreements pursuant to which the Company or any of its Subsidiaries license Intellectual Property from third parties (the "License Agreements") have been duly authorized, executed and delivered by the Company or such Subsidiary and (assuming due authorization, execution and delivery by the other parties thereto) constitute valid and binding agreements of the Company or such Subsidiary, enforceable against the Company or such Subsidiary in accordance with their terms. Neither the Company nor any of its Subsidiaries is in violation or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any such License Agreement, nor has the Company or any of its Subsidiaries received notice from any third party that the Company or any of its Subsidiaries is in violation or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any such License Agreement, except for any violation or default which, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

                           (xv) Absence of Further Requirements. No filing with,
or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered.

                           (xvi) Possession of Licenses and Permits.

                                    (A) The Company and each of the Subsidiaries
(i) have all necessary licenses, consents, authorizations, approvals, orders, certificates and permits of and from, and have made all declarations and filings with, all federal, state, local and other governmental, administrative and regulatory authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain such licenses, consents, authorizations, approvals, orders, certificates and permits or make such declarations and filings would not have a Material Adverse Effect and (ii) have not received any notice of proceedings relating to revocation or modification of any such license, consent, authorization, approval, order, certificate or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

                                    (B) Without limiting the foregoing, each of
the Company and its Subsidiaries have in effect all the telecommunications regulatory licenses, permits, certificates, authorizations, consents, approvals and orders ("Telecommunications Licenses") necessary or required to be obtained from the Federal Communications Commission ("FCC") or the regulatory authority of any state ("PUC") or local jurisdiction for the Company and its Subsidiaries to conduct their respective businesses as presently conducted or as proposed to be conducted and as described in the Registration Statement. The Telecommunications Licenses obtained by the Company or its Subsidiaries have been duly and validly issued and are in full force and effect and are not subject to any conditions outside the ordinary course, all express conditions in the Telecommunications Licenses have been satisfied, and no proceedings to revoke, restrict or modify such Telecommunications Licenses are pending or, to the best of the Company's knowledge, threatened. All fees due and payable to governmental authorities pursuant to the rules governing Telecommunications Licenses have been paid and no event has occurred with respect to the Telecommunications Licenses held by the Company and/or its Subsidiaries which, with the giving of notice or the lapse of time or both, would constitute grounds for revocation thereof. Each of the Company and its Subsidiaries is in compliance in all material respects with the terms of the Telecommunications Licenses, as applicable, and there is no condition, event or occurrence existing, nor is there any proceeding being conducted of which the Company has received notice, nor, to the Company's knowledge, is there any proceeding threatened, by any governmental authority, which would cause the termination, suspension, cancellation or nonrenewal of any of the Telecommunications Licenses, or the imposition of any penalty or fine by any regulatory authority.

                                    (C) No registrations, filings, applications,
notices, transfers, consents, approvals, audits, qualifications, waivers or other action of any kind is required by virtue of the execution and delivery of this Agreement, the Power of Attorney and Custody Agreement or of the consummation of the transactions contemplated hereby or thereby, (a) to avoid the loss of any such Telecommunications License or any asset, property or right pursuant to the terms thereof, or the violation or breach of any applicable law thereto or (b) to enable the Company or any of its Subsidiaries to hold and enjoy the same after the Closing Date (as defined herein) in the conduct of its business as conducted prior to the Closing Date.

                           (xvii) Compliance with Laws. The Company is
conducting its business in compliance with all applicable laws, rules and regulations, of the jurisdictions in which it is conducting business including; without limitation, all applicable local, state and Federal laws and regulations, except where the failure to so comply would not have a Material Adverse Effect.

                           (xviii) Title to Property. The Company and its
Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all personal and other properties or assets owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any of its Subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease; and the

Company and the Subsidiaries own or possess valid leasehold interests to all property or assets necessary to carry on the business now operated by them as described in the Prospectus.

                           (xix) Investment Company Act. The Company is not, and
upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the " 1940 Act").

                           (xx) Environmental Laws. Except as described in the
Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form, the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

                           (xxi) Registration Rights. There are no persons with
registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                           (xxii) Stabilization or Manipulation. Neither the
Company nor any of its officers, directors or controlling persons has taken, nor will it take, directly or indirectly, any action which is designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                           (xxiii) Accounting Controls. The Company and its
Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (xxiv) Tax Returns. The Company and its Subsidiaries
have filed all federal, state, local and foreign tax returns that are required to have been filed by them pursuant to applicable foreign, federal, state, local or other law or have duly requested extensions thereof, except insofar as the failure to file such returns or request such extensions would not reasonably be expected to result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes or assessments, if any, as are being contested in good faith and as to which adequate reserves have been provided or where the failure to pay would not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability of the Company and its Subsidiaries for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

                           (xxv) Year 2000 and Euro Disclosures. All disclosure
regarding year 2000 compliance and the Euro conversion that is required to be described under the 1933 Act and the 1933 Act Regulations (including disclosures required by Staff Legal Bulletin No. 6, SEC Release No. 33-7558 (July 29, 1998) and SEC Release No. 33-7609 (November 9, 1998)) has been included in the Prospectus. Neither the Company nor any its Subsidiaries has incurred or will incur significant operating expenses or costs to ensure that its information systems will be year 2000 compliant or to adjust its operating and information systems to the conversion to a single currency in Europe, other than as disclosed in the Prospectus.

                           (xxvi) Related Party Transactions. No relationship,
direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of any of them, on the other hand, which is required by the 1933 Act or by the 1933 Act Regulations to be described in the Registration Statement of the Prospectus which is not so described as required.

                  (b) Representations and Warranties by the Selling Stockholder. The Selling Stockholder represents and warrants to each Underwriter as of the date hereof, as of the Closing Time, and, if the Selling Stockholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter, as follows:

                           (i) Accurate Disclosure. To the best knowledge of the
Selling Stockholder, the representations and warranties of the Company contained in Section l(a) hereof are true and correct; such Selling Stockholder has reviewed and is familiar with the Registration Statement and the Prospectus and neither the Prospectus nor any Amendments or supplements thereto (including any prospectus wrapper) includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; such Selling Stockholder is not prompted to sell the Securities to be sold by such Selling Stockholder hereunder by any information concerning the Company or any Subsidiary of the Company which is not set forth in the Prospectus. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through PMG expressly for use in the Registration Statement or Prospectus.

                           (ii) Authorization of Agreements. The Selling
Stockholder has the full right, power and authority to enter into this Agreement and the Power of Attorney and Custody Agreement (the "Power of Attorney and Custody Agreement") and to sell, transfer and deliver the Securities to be sold thereby hereunder. The execution and delivery of this Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by the Selling Stockholder and the consummation of the transactions contemplated herein and compliance by such Selling Stockholder with its obligations hereunder have been duly authorized by such Selling Stockholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Stockholder or any property or assets of such Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound, or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Stockholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties.

                           (iii) Good and Marketable Title. The Selling
Stockholder has and will at the Closing Time and, if any Option Securities are purchased, on the Date of Delivery have good and marketable title to the Securities to be sold thereby hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, each of the Underwriters will receive good and marketable title to the Securities purchased by it from such Selling Stockholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

                           (iv) Due Execution of Power of Attorney and Custody
Agreement. The Selling Stockholder has duly executed and delivered, in the form heretofore furnished to the

Representatives, the Power of Attorney and Custody Agreement with William J. Thomas as attorney-in-fact (the "Attorney-in-Fact"), and William J. Thomas, as custodian (the "Custodian"); the Custodian is authorized to deliver the Securities to be sold by the Selling Stockholder hereunder and to accept payment therefor; and each Attorney-in-Fact is authorized to execute and deliver this Agreement and the certificate referred to in Section 5(f) or that may be required pursuant to Sections 5(l) and 5(m) on behalf of the Selling Stockholder, to sell, assign and transfer to the Underwriters the Securities to be sold by the Selling Stockholder hereunder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholder, as provided in Section 2(a) hereof, to authorize the delivery of the Securities to be sold by the Selling Stockholder hereunder, to accept payment therefor, and otherwise to act on behalf of the Selling Stockholder in connection with this Agreement.

                           (v) Absence of Manipulation. The Selling Stockholder
has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                           (vi) Absence of Further Requirements. No filing with,
or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Selling Stockholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

                           (vii) Restriction on Sale of Securities. During a
period of 180 days from the date of the Prospectus, the Selling Stockholder will not, without the prior written consent of PMG, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file or cause the Company to file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder.

                           (viii) Certificates Suitable for Transfer.
Certificates for all of the Securities to be sold by the Selling Stockholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement.

                           (ix) No Association with NASD. Neither the Selling
Stockholder nor any of his/her/its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article 1, Section 1(m) of the By-laws of the NASD), any member firm of the NASD.

                  (c) Officers Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Stockholder as such and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Selling Stockholder to each Underwriter as to the matters covered thereby.

         SECTION 2. Sale and Delivery to Underwriters' Closing.

                  (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Stockholder, severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and the Selling Stockholder, at the price per share set forth in Schedule C, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company or the Selling Stockholder, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

                  (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [____________] shares of Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time on one or more occasions only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by PMG to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by PMG, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as PMG in its discretion shall make to eliminate any sales or purchases of fractional shares.

                  (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Pepper Hamilton LLP, 3000 Two Logan Square, Eighteenth and Arch Streets, Philadelphia, Pennsylvania, 19103-2799, or at such other place as shall be agreed upon by PMG and the Company and the Selling Stockholder, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern Time on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by PMG and the Company and the Selling Stockholder (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by PMG and the Company on each Date of Delivery as specified in the notice from PMG to the Company.

         Payment shall be made to the Company and to the Selling Stockholder by wire transfer of immediately available funds to bank accounts designated by, in the case of the Company, the Company and, in the case of the Selling Stockholder, the Custodian pursuant to the Selling Stockholder's Power of Attorney and Custody Agreement, in each case, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. PMG, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

                  (d) Denominations, Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in the City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

                  (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

                  (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

                  (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement, provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

                  (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

                  (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

                  (i) Listing. The Company will use its best efforts to effect and maintain the quotation of the Common Stock (including the Securities) on the NASDAQ National Market and will file with the NASDAQ National Market all documents and notices required by the NASDAQ National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the NASDAQ National Market.

                  (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of PMG, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, or
(C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus.

                  (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933) Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

                  (l) Compliance with NASD Rules. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

                  (m) Compliance with Rule 463. The Company will file with the Commission such information as may be required pursuant to Rule 463 of the 1933 Act Regulations.

         SECTION 4. Payment of Expenses.

                  (a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities,
(ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, and (x) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market.

                  (b) Expenses of the Selling Stockholder. The Selling Stockholder will pay all expenses incident to the performance of its respective obligations under and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of their respective counsel and accountants.

                  (c) Termination of Agreement. If this Agreement is terminated by PMG in accordance with the provisions of Section 5, Section 9(a)(i) or
Section 11 hereof, the Company and the Selling Stockholder shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

                  (d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholder may make for the sharing of such costs.

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholder contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary of the Company or on behalf of the Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their respective covenants and other obligations hereunder, and to the following further conditions:

                  (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A Prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

                  (b) Opinion of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Buchanan Ingersol Professional Corporation, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters (and stating that it may be relied upon by counsel to the Underwriters), together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect that:

                         (i) The Company has been duly incorporated and is
validly existing as a corporation in good standing under the laws of the State of Delaware.

                         (ii) The Company has corporate power and authority to
own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement.

                         (iii) The Company is duly qualified as a foreign
corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                         (iv) The authorized, issued and outstanding capital
stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization"; the shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Stockholder, have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive or other right of any securityholder of the Company.

                         (v) The Securities have been duly authorized for
issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability by reason of being such a holder.

                         (vi) The issuance and sale of the Securities by the
Company and the sale of the Securities by the Selling Stockholder is not subject to preemptive or other similar rights of any securityholder of the Company.

                         (vii) Each Subsidiary has been duly incorporated and is
validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock or membership interests of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of any preemptive or other right of any securityholder of such Subsidiary.

                         (viii) (A) This Agreement has been duly authorized,
executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms except as such enforceability may be limited by bankruptcy or other equitable principles.

                                (B) Each of the Plan of Reorganization and
Exchange Agreement and the Contribution Agreement were duly authorized, executed and delivered by the Company and each of the other parties thereto and constitutes the valid and binding agreement of the Company and the other parties thereto enforceable against the Company and the other parties thereto in accordance with their respective terms except as such enforceability may be limited by bankruptcy or other equitable principles.

                         (ix) The Registration Statement, including, any Rule
462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

                         (x) The Registration Statement, including any Rule
462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus, and each amendment or supplement to the Registration Statement and Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules, included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                         (xi) If Rule 434 has been relied upon, the Prospectus
was not materially different, as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective.

                         (xii) The form of certificate used to evidence the
Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the Nasdaq National Market.

                         (xiii) There is not pending or, to the best of our
knowledge, threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any of its Subsidiaries is a party, or to which the property of the Company or any of its Subsidiaries is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

                         (xiv) The information in the Prospectus under "Risk
Factors," "Business -- Competition," "Business--Regulation," "Business--Facilities," "Business--Legal Proceedings," "Description of Capital Stock--Shares Eligible for Future Sale," and in the Registration Statement under
Item 14, to the extent that such information constitutes matters of law, summaries of legal matters, the Company's charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

                         (xv) To the best of our knowledge, there are no
statutes or regulations that are required to be described in the Prospectus that are not described as required.

                         (xvi) All descriptions in the Registration Statement of
contracts and other documents to which the Company or any of its Subsidiaries are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

                         (xvii) Neither the Company nor any of its Subsidiaries
is in violation of its charter or by-laws and, to the best of our knowledge, no default by the Company or any of its Subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

                         (xviii) No filing with, or authorization, approval,
consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of this Agreement or for the offering, issuance, sale or delivery of the Securities.

                         (xix) The execution, delivery and performance of this
Agreement, the Plan of Reorganization and Exchange Agreement and the Contribution Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use Of Proceeds") and compliance by the Company with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(x) of this Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its Subsidiaries, or any applicable law, statute rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, assets or operations.

                         (xx) To the best of our knowledge, there are no persons
with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                         (xxi) The Company is not an "investment company" or an
entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

            In rendering such opinion, such counsel may rely as to matters of fact upon certificates of officers of the Company, and as to matters governed by the laws of states other than New Jersey, Pennsylvania, Delaware or Federal laws on local counsel in such jurisdictions provided that in each case such counsel shall state that they believe that they and the Underwriters are justified in relying on such other counsel. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial information, including the financial statements, schedules and statistical information therein).

            (c) Opinion of Special Regulatory Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Swidler Berlin Shereff Friedman, LLP, special regulatory counsel for the Company, in form and substance satisfactory to counsel for the Underwriters (and stating that it may be relied upon by counsel to the Underwriters), together with signed or reproduced copies of such letter for each of the Representatives, to the effect that:

                         (i) Each of the Company and the Subsidiaries has made
all reports and filings, and paid all fees, required by the FCC and each PUC, and has all certificates, orders, permits, licenses, authorizations, consents, and approvals of and from, and has made all filings and registrations, with the FCC and each PUC necessary to own, lease, license and use its properties and assets and to conduct its business of providing foreign, interstate and local telecommunications services within the United States in the manner described in the Prospectus (collectively, the "Licenses").

                         (ii) Neither the Company nor any of the Subsidiaries is
subject to any pending or, to our knowledge, threatened complaint, investigation or proceeding before the FCC or any PUC based on any alleged violation by the Company or any Subsidiary in connection with its provision of or failure to provide telecommunications service and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the violation, revocation or modification of any of the licenses, or the qualification or rejection of any such filing or registration, the effect of which, singly or in the aggregate, would have a Material Adverse Effect.

                         (iii) To our knowledge, (i) the Licenses are validly
issued; (ii) the Licenses are in full force and effect and are not subject to conditions outside the ordinary course; and (iii) all express conditions in the Licenses have been satisfied.

                         (iv) The statements in the Registration Statement and
Prospectus under the heading of "Risk Factors - Risks Relating to Government Regulations," "Business Competition" and "Business - Regulation" insofar as such statements constitute a summary of the legal matters, documents or proceedings of the FCC with respect to telecommunications matters referred to therein, are accurate in all material respects, and fairly summarize the matter therein described.

                         (v) All regulatory tariffs applicable to the Company's
and the Subsidiaries' interexchange, exchange access, and international operations, (the "FCC Tariffs") and local exchange and intrastate operations (the "PUC Tariffs") are in full force and effect in accordance with their terms, and to our knowledge, there is no outstanding notice of suspension, cancellation or termination or any threatened suspension, cancellation or termination with respect to any of the FCC Tariffs or PUC Tariffs. Neither the Company nor any of the Subsidiaries is subject to any restrictions or conditions applicable to its FCC Tariffs or PUC Tariffs that limit or would limit the operations of the Company or the Subsidiaries (other than restrictions or conditions generally applicable to tariffs of that type). Each such FCC Tariff and PUC Tariff has been accepted by the FCC or the applicable PUC, as the case may be. To our knowledge, the Company and the Subsidiaries are not in violation under any of the terms and conditions of any of the FCC Tariffs or the PUC Tariffs.

                         (vi) (A) The execution and delivery of the Underwriting
Agreement and the Power of Attorney and Custody Agreements by the Company and the consummation of the transactions contemplated thereby do not violate (i) any Federal communications law applicable to the Company and/or Subsidiaries, (ii) any State law applicable to the Company and/or Subsidiaries, and (iii) to the best of our knowledge, any decree from any court; and (B) no authorization of the FCC or any PUC that has not already been received from, or prior filing that has not already been made with, such agency is necessary for the execution and delivery of the Underwriting Agreement or the Power of Attorney and Custody Agreements by the Company and the consummation of the transactions contemplated thereby in accordance with the terms thereof, except where the failure to obtain such authorization or make such filing would not have a material adverse effect on the prospects, condition, financial or otherwise, or on the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

                         (vii) Based upon a review of public files of the FCC,
appropriate files of this firm and an inquiry of lawyers in this firm who have substantial responsibility for the Company's and the Subsidiaries' legal matters handled by this firm, we confirm that except as disclosed in the Underwriting
Agreement: (a) there is no unsatisfied adverse FCC order, decree or ruling outstanding against the Company or any Subsidiary or any of the Licenses; (b) none of the Company or any Subsidiary is a party to any complaint, action or other proceeding at the FCC, including complaints against other licensees or applicants; (c) Schedule B hereto includes all applications on behalf of the Company or any Subsidiary or with respect to the Licenses that are now pending before the FCC; and (d) the Company and the Subsidiaries have not been the subject of any final adverse order, decree or ruling of the FCC or any PUC (including any notice of forfeiture which has been paid).

                         (viii) To the best of our knowledge, neither the
Company nor any of its Subsidiaries is in violation of, or in default under, any provision of Federal communications law or State communications law, the effect of which, singly or in the aggregate, would have a Material Adverse Effect.

                         (ix) No facts have come to the attention of such
counsel to cause it to believe, and such counsel has no reason to believe, that both as of the Effective Date and as of the Closing Date, the statements in the Registration Statement and the Prospectus under the captions "Business - ____________," "Business - Competition," "Business - Regulation," and "Business
- Legal Proceedings" that pertain to the Communications Act, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

            (d) Opinion of Counsel for the Selling Stockholder. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Buchanan Ingersol Professional Corporation, counsel for the Selling Stockholder, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the Representatives, to the effect that:

                         (i) No filing with, or consent, approval,
authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than the issuance of the order of the Commission declaring, the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities laws, as to which we need express no opinion) is necessary or required to be obtained by the Selling Stockholder for the performance by each Selling

Stockholder of its obligations under this Agreement or under the Power of Attorney and Custody Agreement, or in connection with the offer, sale or delivery of the Securities.

                         (ii) The Power of Attorney and Custody Agreement has
been duly executed and delivered by the Selling Stockholder and constitutes the legal, valid and binding agreement of such Selling Stockholder enforceable against the Selling Stockholder in accordance with its terms except as enforceability may be handled by bankruptcy or equitable principles.

                         (iii) This Agreement has been duly authorized, executed
and delivered by or on behalf of the Selling Stockholder and constitutes the legal, valid and binding agreement of such Selling Stockholder enforceable against the Selling Stockholder in accordance with its terms except as enforceability may be handled by bankruptcy or equitable principles.

                         (iv) The Attorney-in-Fact has been duly authorized by
the Selling Stockholder to deliver the Securities on behalf of the Selling Stockholder in accordance with the terms of this Agreement.

                         (v) The execution, delivery and performance of this
Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities and the consummation of the transactions contemplated in this Agreement and in the Registration Statement and compliance by the Selling Stockholder with its obligations under this Agreement have been duly authorized by all necessary action on the part of the Selling Stockholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities or any property or assets of the Selling Stockholder pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement to which any Selling Stockholder is a party or by which it may be bound, or to which any of the property or assets of the Selling Stockholder may be subject nor all such action result in any violation of the provisions of the charter, by-laws or partnership agreement of the Selling Stockholder, if applicable, or any law, administrative regulation, judgment or order of any governmental agency or body or any administrative or court decree having jurisdiction over such Selling Stockholder or any of its properties.

                         (vi) To the best of our knowledge, the Selling
Stockholder has valid and marketable title to the Securities to be sold by such Selling Stockholder pursuant to this Agreement, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, and has full right, power and authority to sell, transfer and deliver such Securities pursuant to this Agreement. By delivery of a certificate or certificates therefor such Selling Stockholder will transfer to the Underwriters who have purchased such Securities pursuant to this Agreement (without notice of any defect in the title of such Selling Stockholder and who are otherwise bona fide purchasers for purposes of the Uniform Commercial Code) valid and marketable title to such Securities, free and clear of any pledge, lien, security interest, charge, claim equity or encumbrance of any kind.

            (e) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Pepper Hamilton LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the Representatives with respect to the matters set forth in clauses (i), (ii), (v), (viii)(A), (ix), (x), (xii) and the penultimate paragraph of Section 5(b). In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New Jersey, the Commonwealth of Pennsylvania, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

            (f) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section l(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

            (g) Certificate of Selling Stockholder. At Closing Time, the Representatives shall have received a certificate of an Attorney-in-Fact on behalf of the Selling Stockholder, dated as of Closing Time, to the effect that
(i) the representations and warranties of the Selling Stockholder contained in Section l(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) the Selling Stockholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

            (h) Accountant's Comfort Letters. At the time of the execution of this Agreement, the Representatives shall have received from KPMG Peat Marwick LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letters for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

            (i) Bring-down, Comfort Letter. At Closing Time, the Representatives shall have received from KPMG Peat Marwick LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

            (j) Approval of Listing. At Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

            (k) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

            (l) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule D hereto.

            (m) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Stockholder contained herein and the statements in any certificates furnished by the Company, any Subsidiary of the Company and the Selling Stockholder hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

                         (i) Officers' Certificate. A certificate, dated such
Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and-correct as of such Date of Delivery.

                         (ii) Certificate of Selling Stockholder. A certificate,
dated such Date of Delivery, of an Attorney-in-Fact on behalf of the Selling Stockholder confirming that the certificate delivered at Closing Time pursuant to Section 5(f) remains true and correct as of such Date of Delivery.

                         (iii) Opinion of Counsel for Company. The favorable
opinion of Buchanan Ingersol Professional Corporation, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                         (iv) Opinion of Special Regulatory Counsel for Company
The favorable opinion of Swidler Berlin Shereff Friedman, LLP, special regulatory counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                         (v) Opinion of Counsel for the Selling Stockholder. The
favorable opinion of Buchanan Ingersol Professional Corporation, counsel for the Selling Stockholder, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

                         (vi) Opinion of Counsel for Underwriters. The favorable
opinion of Pepper Hamilton LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof

                         (vii) Bring-down Comfort Letter. A letter from KPMG
Peat Marwick LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letters furnished to the Representatives pursuant to Section 5(h) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date more than five days prior to such Date of Delivery.

            (n) Additional Documents. At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholder in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

            (o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by PMG by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 5, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6.  Indemnification.

            (a) Indemnification of Underwriters. (1) The Company and the Selling Stockholder, jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                         (i) against any and all loss, liability, claim, damage
and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                         (ii) against any and all loss, liability, claim, damage
and expense whatsoever, as incurred, arising out of (A) the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in connection with the reservation and sale of the Reserved Securities to eligible employees of the Company or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectus or preliminary prospectus, not misleading;

                         (iii) against any and all loss, liability, claim,
damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or in connection with any violation of the nature referred to in Section 6(a)(1)(ii)(A) hereof or any such alleged untrue statement or omission, provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and the Selling Stockholder; and

                         (iv) against any and all expense whatsoever, as
incurred (including the fees and disbursements of counsel chosen by PMG), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in (i), (ii) or
(iii) above, to the extent that any such expense is not paid under (i), (ii) or
(iii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through PMG expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

            (b) Indemnification of Company, Directors and Officers and the Selling Stockholder. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the Selling Stockholder and each person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(1) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through PMG expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

            (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a)(1) above, counsel to the indemnified parties shall be selected by PMG, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

            (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

            (e) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholder with respect to indemnification.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (1) above but also the relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(a)(1)(ii)(A) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

            The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholder and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of the Securities as set forth on such cover.

            The relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder or by the Underwriters and the parties' relative intent, knowledge, access to, information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(a)(1)(ii)(A) hereof.

            The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

            Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

            No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Stockholder, as the case may be. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

                  The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholder with respect to contribution.

                  SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries or the Selling Stockholder submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Selling Stockholder, and shall survive delivery of the Securities to the Underwriters.

                  SECTION 9.  Termination of Agreement.

                  (a) Termination; General. PMG may terminate this Agreement, by notice to the Company and the Selling Stockholder, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of PMG, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or
(iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

                  (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections it 5, 6, 7 and 8 shall survive such. termination and remain in full force and effect.

                  SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Selling Stockholder to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

                  No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

                  In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Selling Stockholder to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company and any Selling Stockholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

                  SECTION 11. Default by the Selling Stockholder or the Company.
(a) If the Selling Stockholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which the Selling Stockholder is obligated to sell hereunder, and the Company does not commit to increase the number of Securities to be sold by it hereunder to the total number to be sold by the Selling Stockholder as set forth in Schedule B hereto, then the Underwriters may, at the option of the Representatives, by notice from the Representatives to the Company, either (b) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (b) elect to purchase the Securities which the Company has agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve the Selling Stockholder so defaulting from liability, if any, in respect of such default.

                  In the event of a default by the Selling Stockholder as referred to in this Section 11, each of the Representatives or the Company shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

                  (b) If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.































                            [SIGNATURE PAGE FOLLOWS]

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Stockholder a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Stockholder in accordance with its terms.

                                        Very truly yours,

                                        COOPERATIVE HOLDINGS, INC.


                                        By: _______________________________

                                        Title:


                                        William J. Thomas


                                        By:  _______________________________

                                        Title:

                                        As Attorney-in-Fact acting on behalf of
                                        the Selling Stockholder named in
                                        Schedule B hereto


CONFIRMED AND ACCEPTED,
                  as of the date first above written:


PENNSYLVANIA MERCHANT GROUP
ROTH CAPITAL PARTNERS, INC.

By:  PENNSYLVANIA MERCHANT GROUP

By  ____________________________________
             Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A


                                                              Number of Initial
Name of Underwriter                                              Securities


Pennsylvania Merchant Group ...........................
Roth Capital Partners, Inc.   .........................
[                        ].............................
[                        ].............................









Total ..................................................         [___________]


                                   SCHEDULE B



                                                     Number of Initial                            Maximum Number of Option
                                                     Securities to be Sold                           Securities to Be Sold
COOPERATIVE                                            [__________]                                  [__________]
HOLDINGS, INC.
Patrick C. Lombardi                                    [__________]                                   __________
1996 Family Limited
Partnership

                                                        ----------                                    ----------
Total ......................................           [__________]                                  [__________]

                                   SCHEDULE C


COOPERATIVE HOLDINGS, INC.

[      ] Shares of Common Stock

(Par Value S.01 Per Share)

                  1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $-.

                  2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $-, being an amount equal to the initial public offering price set forth above less $- per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

                                   SCHEDULE D


Louis A. Lombardi 1996 Family Limited Partnership,
                  420 Washington Avenue, Belleville, NJ 07109

Patrick C. Lombardi 1996 Family Limited Partnership,
                  420 Washington Avenue, Belleville, NJ 07109

Louis A. Lombardi, Sr.

Louis A. Lombardi, Jr.

Michael Lombardi

Dan Hradesky

Keith Fallon

Ronald O. Brown, Ph.D.

Myron Feldman

John Trzaka

Jay M. Brzezanski

[FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR OTHER STOCKHOLDERS PURSUANT TO
SECTION 5(I)]

                                                                       Exhibit A



___________, 2000



PENNSYLVANIA MERCHANT GROUP
ROTH CAPITAL PARTNERS, INC.
as Representatives of the several Underwriters to be named in the within-mentioned Purchase Agreement

c/o Pennsylvania Merchant Group
Four Falls Corporate Center
West Conshohocken, Pennsylvania  19428

                  Re:   Proposed Public Offering by Cooperative Holdings, Inc.

Dear Sirs:

                  The undersigned, a stockholder or an officer and/or director of Cooperative Holdings, Inc., a Delaware corporation (the "Company"), understands that Pennsylvania Merchant Group ("PMG"), and Roth Capital Partners, Inc. propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with the Company and a certain selling stockholder providing for the public offering of shares of the Company's common stock, par value $.01 per share (the "Common Stock").

                  In recognition of the benefit that such an offering will confer upon the undersigned and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period of 180 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of PMG, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise transfer or dispose, directly or indirectly, of any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause or request the Company to file, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common


                                   Exhibit A-1

Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

                                        Very truly yours,


                                        ------------------------
                                        Signature

                                        ------------------------
                                        Print Name






                                   Exhibit A-2